Exhibit 99.1
Fox Factory Holding Corp. Announces Share Repurchase Program
Board of Directors Authorizes $40 Million Share Repurchase Program

SCOTTS VALLEY, California - November 5, 2014 - Fox Factory Holding Corp. (NASDAQ: FOXF) (“FOX”) today announced its Board of Directors has authorized a share repurchase program for up to $40 million of FOX’s common shares outstanding.

Larry L. Enterline, FOX’s Chief Executive Officer stated, “The share repurchase program authorization underscores the confidence the Board of Directors and management team have in our business, growth strategies and ability to drive long-term profitability while enhancing shareholder value. We view our repurchase program as an additional opportunity to return value to our shareholders and are pleased that our Board of Directors has approved the new program.”

The shares may be repurchased in the open market or privately negotiated transactions from time-to-time and in accordance with applicable laws, rules and regulations. The share repurchase program may be amended, suspended or discontinued at any time and does not commit the Company to repurchase shares of its common stock. The share repurchase program is expected to be executed, as market conditions allow, throughout 2015. The Company intends to fund the share repurchase program from borrowings, cash on hand and cash flow. The actual timing, number and value of the shares to be purchased under the program will be determined by the Company at its discretion and will depend on a number of factors, including the performance of the Company’s stock price, general market and other conditions, applicable legal requirements, and compliance with the terms of FOX’s outstanding indebtedness.

About Fox Factory Holding Corp. (NASDAQ: FOXF)
Headquartered in Scotts Valley, CA, FOX designs and manufactures high-performance suspension products primarily for mountain bikes, side-by-side vehicles, on-road and off-road vehicles and trucks, all-terrain vehicles, snowmobiles, specialty vehicles and applications, and motorcycles. For more than three decades, FOX’s team of enthusiasts and professional athletes has been improving vehicle performance through a unique commitment to redefining ride dynamics.
FOX is a registered trademark of Fox Factory, Inc. NASDAQ Global Select Market is a registered trademark of The NASDAQ OMX Group, Inc. All rights reserved.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “might,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “likely,” “potential” or “continue” or other similar terms or expressions and such forward-looking statements include, but are not limited to, statements about the Company’s continued growing demand for its products; the Company’s execution on its strategy to improve operating efficiencies; the Company’s optimism about its operating results and future growth prospects; the Company’s expected future sales and future non-GAAP adjusted earnings per diluted share; and any other statements in this press release that are not of a historical nature. Many important factors may cause the Company’s actual results, events or circumstances to differ materially from those discussed in any such forward-looking statements, including but not limited to: the Company’s ability to incorporate Sport Truck into its current business; the Company’s ability to improve operating and supply chain efficiencies; the Company’s future financial performance, including its sales, cost of sales, gross profit or gross margins, operating expenses, ability to generate positive cash flow and ability to maintain profitability; factors which impact the calculation of the weighted average number of diluted shares of common stock outstanding, including the market price of the Company’s common stock, grants of equity-based awards and the vesting schedules of equity-based awards; the Company’s ability to develop new and innovative products in its current end-markets and to leverage its technologies and brand to expand into new categories and end-markets; the Company’s ability to increase its aftermarket penetration; the possibility that the Company could experience a disruption in its planned transition of the majority of the Company’s mountain bike manufacturing operations to Taiwan or unexpected difficulties in connection with such transition; the possibility that the Company may not be able to accelerate its international growth; the Company’s ability to maintain its premium brand image and high-performance products; the Company’s ability to maintain relationships with the professional athletes and race teams that it sponsors; the possibility that the Company may not be able to selectively add additional dealers and distributors in certain geographic markets; the overall growth of the markets in which the Company competes; the Company’s expectations regarding consumer preferences and its ability to respond to changes in consumer preferences; changes in demand for high-end suspension and ride dynamics products; the Company’s ability to successfully identify, evaluate and manage potential acquisitions and to benefit from such acquisitions; future economic or market conditions; and the other risks and uncertainties described in “Risk Factors” contained in its Annual Report on Form 10-K or Quarterly Reports on Form 10-Q or otherwise described in the Company’s other filings with the Securities and Exchange Commission. New risks and uncertainties emerge from time to time and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the Company’s forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACT:
ICR
Katie Turner
646-277-1228
Katie.Turner@icrinc.com